Exhibit 10.51

Execution Copy

SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT (this “Share Pledge Agreement”), dated as of _______________, 2008, is made by OccuLogix, Inc. (the “Pledgor”), a Delaware corporation with executive offices located at 2600 Skymark Avenue, Building 9, Suite 201, Mississauga, Ontario, L4W 5B2, Canada, in favor of Marchant Securities Inc. (the “Pledgee”), in its capacity as the Collateral Agent under that certain Loan Agreement, dated as of the date hereof, by and among the Pledgor, the Lenders identified therein and the Pledgee (the “Loan Agreement”), an Ontario corporation with offices located at 100 York Boulevard, Suite 404, Richmond Hill, Ontario, L4B 1J8, Canada.

BACKGROUND

A.            Pursuant to the Loan Agreement, the Lenders identified therein have agreed to make available to the Pledgor a loan in an aggregate principal amount of U.S.$3,000,000.

B.             The Pledgor agreed to secure its obligations under the Loan Agreement by a pledge of 1,754,589 shares of the Series A Preferred Stock of OcuSense, Inc. (the “Pledged Shares”), representing 50.1% of the issued and outstanding shares of the capital stock of OcuSense, Inc., of which the Pledgor is the legal and beneficial owner, pursuant to this Share Pledge Agreement.

C.             Pursuant to the Loan Agreement, each of the Lenders irrevocably designated and appointed the Pledgee as the collateral agent of such Lender under this Share Pledge Agreement, for the rateable benefit of the Lenders.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Share Pledge Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Pledgee hereby agree as follows:

1.             Definitions.  In addition to the terms defined elsewhere in this Share Pledge Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Loan Agreement.

2.             Collateral.  The Pledged Shares, together with all proceeds thereof, including any securities or monies received on account thereof and at the time held by the Pledgee hereunder, are referred to herein as the “Collateral”.

3.             Secured Obligations.  This Share Pledge Agreement is made by the Pledgor for the benefit of the Pledgee in order to secure all indebtedness, obligations and liabilities, present or future, absolute or contingent, matured or not, at any time owing by the Pledgor to any of the Lenders, or remaining unpaid to any of the Lenders, under or in connection with the Loan Agreement, including:

(a)           the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise, including upon the occurrence of an Event of Default) of all obligations and liabilities of the Pledgor, now existing or hereafter incurred under, or arising out of or in connection with, the Loan Agreement; and

(b)           in the event of any proceeding for the collection of the Secured Obligations (defined below) or the enforcement of this Share Pledge Agreement after the failure to repay the Loan in full when due (whether at the stated maturity, by acceleration or otherwise, including upon the occurrence of an Event of Default), the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable legal fees and disbursements actually incurred;

all such indebtedness, obligations and liabilities being referred to herein as the “Secured Obligations”.

4.            Pledge.  In order to secure the full and prompt payment when due of the Secured Obligations and for the purposes set forth in Section 3, the Pledgor hereby:  (i) grants to the Pledgee a continuing first priority security interest in the Collateral; (ii) pledges the Pledged Shares to, and deposits them with, the Pledgee and agrees to deliver to the Pledgee all certificates representing the Pledged Shares, accompanied by undated stock transfer powers duly executed in blank on behalf of the Pledgor, or such other instruments of transfer as are reasonably acceptable to the Pledgee, which certificates, stock transfer powers and other instruments of transfer, if any, at the Pledgee’s option, may be registered in the name of the Pledgee or its nominee on and after the occurrence of an Event of Default that is continuing; and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor’s right, title and interest in and to the Pledged Shares; provided, however, that the Pledgor shall be permitted to sell, or otherwise dispose of, the Collateral if the proceeds of such sale or disposition shall be sufficient to pay the Secured Obligations in full and shall be so used.  The Pledgee hereby agrees, in connection with such sale or disposition, to make, do and execute and deliver, or cause to be made, done and executed and delivered, such further acts, deeds, assurances, documents and things as the Pledgor reasonably requests, including, without limitation, to return to the Pledgor the certificate representing the Pledged Shares.

5.             Attachment.  The Pledgor hereby acknowledges that the security interest hereby created attaches upon the execution of this Share Pledge Agreement (or, in the case of any after-acquired property, upon the date of acquisition by the Pledgor of any rights therein), that value has been given by the Pledgee and that the Pledgor has (or, in the case of any after-acquired property, will have) rights in the Collateral or the power to transfer rights in the Collateral to the Pledgee.

6.             Representations and Warranties.  The Pledgor hereby represents and warrants to the Pledgee as follows:

(a)           The Pledgor has the requisite corporate authority and the legal right to pledge the Pledged Shares pursuant to this Share Pledge Agreement.

(b)           The Pledgor is the legal and beneficial owner of, and has good and valid title to, the Pledged Shares, free from any liens, charges, security interests, encumbrances or any rights of others that rank prior to, or pari passu with, the security interested created hereby, other than such liens, charges, security interests, encumbrances or rights as may be permitted under the Loan Agreement.

(c)           The Pledged Shares have been duly and validly issued, are fully paid and non-assessable and are not subject to any liens or any pre-emptive or similar rights.

7.             Voting, etc. in Absence of Event of Default.  Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting rights attaching to the Pledged Shares and to give consents, waivers and ratifications in respect thereof.  The Pledgor’s entitlement to exercise such voting rights and to give such consents, waivers and ratifications shall cease for so long as an Event of Default shall have occurred and be continuing, in which case Section 9 shall become applicable.

8.             Dividends and Other Distributions.  Until the Secured Obligations are paid in full, all non-cash dividends and other non-cash amounts paid or payable in respect of the Pledged Shares (including, without limitation, the below-listed items) shall form part of the Collateral and shall be held by the Pledgee as part of the Collateral:

(a)           all other or additional stock, or other securities or property (other than cash), paid or distributed by way of dividend or otherwise in respect of the Pledged Shares;

(b)           all other or additional stock, or other securities or property (other than cash), paid or distributed in respect of the Pledged Shares by reason of a stock split, spin-off, split-up, reclassification, combination of shares or other similar transaction; and

(c)           all other or additional stock, or other securities or property (other than cash), paid or distributed in respect of the Pledged Shares by reason of a consolidation, merger, exchange of stock, conveyance of assets, liquidation or other similar transaction.

Unless and until an Event of Default shall have occurred and be continuing, all cash dividends and other cash amounts paid or payable in respect of the Pledged Shares shall not form part of the Collateral and shall not be held by the Pledgee as part of the Collateral but, rather, shall be paid directly to the Pledgor.

9.             Remedies.   Upon the occurrence of an Event of Default that is continuing, the Pledgee shall be entitled to exercise all of its rights, powers and remedies (whether vested in the Pledgee by this Share Pledge Agreement or the Loan Agreement or by law) for the protection and enforcement of its rights with respect to the Collateral, and, without derogating from the generality of the foregoing, the Pledgee shall be entitled to take any or all of the following actions, all of which the Pledgor hereby agrees to be commercially reasonable:

(a)           to receive all amounts payable in respect of the Collateral;

(b)           to transfer all or any part of the Collateral into the Pledgee’s name or the name or names of its nominee or nominees;

(c)           to vote all or any part of the Collateral and to give consents, waivers or ratifications in respect thereof, and otherwise to act as though it were the outright owner thereof, with the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; and

(d)           to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price and on such other terms as the Pledgee may determine in its reasonable discretion, provided that at least ten days’ prior written notice of such sale shall be given to the Pledgor, with each purchaser at any such sale holding the Collateral so sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waiving and releasing, to the fullest extent permitted by law, any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and any right of marshalling the Collateral and any other security for the Secured Obligations or otherwise.

10.           Remedies Cumulative.  Each right, power and remedy of the Pledgee provided for in this Share Pledge Agreement or the Loan Agreement or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to, and not in lieu of, every other such right, power or remedy.  The exercise, or the commencement of the exercise, by the Pledgee of any right, power or remedy provided for in this Share Pledge Agreement or the Loan Agreement or now or hereafter existing at law or in equity shall not preclude the simultaneous or subsequent exercise by the Pledgee of any or all such other rights, powers and remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.  Unless otherwise required by this Share Pledge Agreement or the Loan Agreement, no notice to, or demand on, the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of any right of the Pledgee to take any other or further action in any circumstances without notice or demand.

11.           Further Assurances.  The Pledgor hereby agrees that it will join with the Pledgee in executing and, at the Pledgor’s expense, filing and re-filing under the Uniform Commercial Code and similar legislation in Canada such financing statements, continuation statements and other documents and in such public offices as the Pledgee, acting reasonably, may deem necessary or advisable to perfect and preserve the Pledgee’s security interest in the Collateral, and the Pledgor hereby authorizes the Pledgee to file financing statements and amendments thereto relating to any or all of the Collateral without the Pledgor’s signature, where permitted by law, and agrees to make, do and execute and deliver, or cause to be made, done and executed and delivered, such further acts, deeds, assurances, documents and things as the Pledgee, acting reasonably, may require or deem advisable to carry out the purposes and intent of this Share Pledge Agreement and the Loan Agreement.

12.           Rights and Duties of the Pledgee.

(a)           The Pledgee may perform any of its duties under this Share Pledge Agreement by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.  The Pledgee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact, provided that they were selected by the Pledgee with reasonable care.

(b)           In holding the Collateral, the Pledgee and any nominee on its behalf shall be bound to exercise only the same degree of care as it would exercise with respect to similar property of its own, of similar value held in the same place.  The Pledgee and any nominee on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor reasonably requests in writing.  However, failure of the Pledgee or its nominee to comply with any such request will not, in and of itself, be deemed a failure to exercise reasonable care.

13.           Discharge of Security.  In the event of a permitted sale or other disposition by the Pledgor of any of the Collateral, the security interest therein shall terminate automatically and be deemed discharged and released.  The Pledgee, at the Pledgor’s expense, shall execute and deliver such discharges and other instruments necessary or advisable for the purposes of releasing and discharging such security interest, of recording the provision or effect thereof in any public office where it may be registered or recorded and of more fully and effectively carrying out the intent of this Section 13.

14.           Termination and Release.  Upon the payment in full of the Secured Obligations, this Share Pledge Agreement shall terminate and, other than as explicitly provided herein, be of no further force or effect and the security interest in the Collateral shall be deemed discharged and released.  The Pledgee, at the Pledgor’s expense, shall execute and deliver such discharges and other instruments necessary or advisable for the purposes of releasing and discharging such security interest, of recording the provision or effect thereof in any public office where it may be registered or recorded and of more fully and effectively carrying out the intent of this Section 14.  The obligations under this Section 14 shall survive the termination of this Share Pledge Agreement.

15.           Amendments; Waivers.  No provision of this Share Pledge Agreement may be amended or waived except in a written instrument signed, (i) in the case of an amendment, by the Pledgor, Required Lenders and the Pledgee or (ii) in the case of a waiver, by the party against whom enforcement of any such waiver is sought, provided that, in the case of waiver by the Pledgee, on behalf of all of the Lenders, such written instrument shall be signed by Required Lenders.  No waiver of any default with respect to any provision, condition or requirement of this Share Pledge Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.  The Pledgee may enter into technical, minor or administrative amendments to this Share Pledge Agreement without the consent of the Lenders.

16.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective in accordance with the notices provision of the Loan Agreement.

17.           Conflict.  To the extent of any conflict or inconsistency between the provisions of the Loan Agreement, on the one hand, and the provisions of this Share Pledge Agreement, on the other hand, the former shall prevail.

18.           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

19.           Successors and Assigns.  This Share Pledge Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.           Governing Law; Venue.  ALL QUESTIONS CONCERING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SHARE PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.  THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY ANY OF THE PARTIES HERETO, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY OF THE OTHER PARTIES HERETO, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.

21.           Execution.  This Share Pledge Agreement may be executed and delivered in one or more counterparts (including by facsimile or e-mail transmission), all of which when taken together shall be considered one and the same agreement.  In the event that any signature is delivered by facsimile transmission or e-mail attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail-attached signature page were an original thereof.

22.           Severability.  If any provision of this Share Pledge Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Share Pledge Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Share Pledge Agreement.

23.           Executed Copy.  The Pledgor acknowledges receipt of a fully executed copy of this Share Pledge Agreement.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Share Pledge Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

OCCULOGIX, INC.

By:	“William G. Dumencu”
	Name:	William G. Dumencu
	Title:	Chief Financial Officer and Treasurer

MARCHANT SECURITIES INC., as the Collateral Agent

By:	“Gregory L. Marchant”
	Name:	Gregory L. Marchant
	Title:	President and CEO